UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Rittenhouse Circle, Bristol, PA 19007

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 826-2800

            NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 27, 2007, StoneMor GP LLC (the “General Partner”), the general partner of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), adopted Amendment No. 1 (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). The Amendment amends and restates the definition of “Operating Expenditures” to exclude from the definition of Operating Expenditures cash expenditures, whether or not expensed or capitalized for accounting or tax purposes, incurred during the first four years following an Acquisition (as defined in the Partnership Agreement) in order to bring the operating capacity of the Acquisition to the level of operating capacity expected to be achieved in the projections forming the basis on which the Board of Directors of the General Partner approved the Acquisition.

A copy of the Amendment is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
3.3	Amendment No. 1 to Amended and Restated Partnership Agreement of StoneMor Partners L.P dated as of February 27, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2007

STONEMOR PARTNERS L.P.

By: STONEMOR GP LLC

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.3	Amendment No. 1 to Amended and Restated Partnership Agreement of StoneMor Partners L.P dated as of February 28, 2007

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